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Exhibit 10.1

NATION-STATE GAMING COMPACT

BETWEEN THE

SENECA NATION OF INDIANS

AND THE

STATE OF NEW YORK

TABLE OF CONTENTS

TITLE
Recitals
1	Definitions
2	No Non-Gaming Related Issues
3	Authorized Class III Gaming
4	Term of Compact
5	Nation Regulatory Authority
6	State Responsibility
7	Law Enforcement Matters
8	Accounting Standards and Auditing Requirements
9	Personal Injury Remedies for Patrons; Insurance Requirements
10	Integrity of Gaming Devices
11	Sites for Gaming Facilities
12	Exclusivity and State Contribution
13	Reimbursement for State Costs of Oversight
14	Party Dispute Resolution
15	Confidentiality
16	Amendment and Modification
17	Miscellaneous
	A.	Calculation of Time
	B.	Severability
	C.	Official Notices and Communications
	D.	Further Assurances

APPENDICES

Appendix A:	Approved Games for Class III Gaming
Appendix B:	Standards of Operation and Management for Class III Gaming
Appendix C:	Procedure for Issuance of Class III Gaming Employee License
Appendix D:	Procedure for Issuance of Class III Gaming Enterprise License
Appendix E:	Procedure for Investigation of Non-Class III Gaming Enterprises and other Persons
Appendix F:	Illustrative Chart of Accounts
Appendix G:	State Assessment for Costs of Class III Gaming Oversight
Appendix H:	Tort Claims Procedures
Appendix I:	Site of Niagara County Gaming Facility
Appendix J:	Specific Elements of SGA Regulatory Responsibility

NATION-STATE GAMING COMPACT
BETWEEN THE
SENECA NATION OF INDIANS
AND THE
STATE OF NEW YORK

        This Compact is made and entered into between the Seneca Nation of Indians, a sovereign Indian nation ("Nation") and the State of New York ("State") pursuant to the provisions of the Indian Gaming Regulatory Act, 25 U.S.C. §§ 2701 et seq. ("IGRA").

        WHEREAS, the Nation is a sovereign Indian nation recognized by the United States of America, possessing all sovereign rights and powers pertaining thereto; and

        WHEREAS, the State is a state of the United States of America, possessing all sovereign rights and powers pertaining thereto.

        NOW, THEREFORE, the NATION and the STATE, consistent with the Memorandum of Understanding between the State Governor and the President of the Seneca Nation of Indians executed on June 20th 2001, and in consideration of the undertakings and agreements hereinafter set forth, hereby enter into this Class III Gaming Compact.

1.     DEFINITIONS.

        For purposes of this Compact, including the Appendices:

  (a)
  "Appendix" means an appendix to this Compact, all of which are incorporated by reference herein. "Appendices" means more than one Appendix.

  (b)
  "Certified Mail" means certified or registered mail, Federal Express, United Parcel Service, Express Mail or any similar mail delivery service generating a return receipt or a signature of the recipient, confirming delivery of that mail. Certified Mail does not include electronic mail.

  (c)
  "Class III Gaming" has the meaning ascribed to such term in 25 U.S.C. §2703(8).

  (d)
  "Class III Gaming Employee" means an individual employee of the Nation Gaming Operation who renders Class III Gaming-related employee services in a Nation Gaming Facility.

  (e)
  "Class III Gaming Employee License" means a license issued by the SGA to a Class III Gaming Employee pursuant to the procedures set forth in Appendix C.

  (f)
  "Class III Gaming Key Employee" means a natural person employed by the Nation Gaming Operation in a supervisory capacity empowered to make discretionary decisions that affect gaming operations as determined by the SGA.

  (g)
  "Class III Gaming Service Enterprise" means an entity or individual, other than a Class III Gaming Employee, that provides Class III Gaming services, Class III Gaming supplies or Class III Gaming equipment to a Nation Gaming Facility.

  (h)
  "Class III Gaming Service Enterprise License" means a license issued by the SGA to a Class III Gaming Service Enterprise pursuant to the procedures set forth in Appendix D.

  (i)
  "Class III Non-Gaming Employee" means an individual employee of the Nation Gaming Operation working in a Gaming Facility who is not a Class III Gaming Employee.

  (j)
  "Class III Non-Gaming Employee License" means a license issued by the SGA to a Class III Gaming Employee pursuant to the procedures set forth in Appendix C.

  (k)
  "Compact" means this Nation-State Gaming Compact between the Nation and the State and all Appendices attached hereto.

  (l)
  "Effective Date" has the meaning set forth in Paragraph 4(a).

  (m)
  "Gaming Device" means two categories of gaming devices: (i) 'slot machines' as that term is defined in Section 9(a) of Appendix A; and, (ii) 'video lottery games' as that term in defined in Section 9(a) of Appendix A.

  (n)
  "Gaming Facility" means those portions of a structure in which the Nation conducts Class III Gaming pursuant to this Compact. For purposes of this definition, a Gaming Facility shall be deemed to include only those areas of a structure that the Nation uses for Class III Gaming operations. Notwithstanding the foregoing, no areas of a structure exclusively used for Class I or Class II gaming or for non-gaming activities shall be considered part of a Gaming Facility.

  (o)
  "Immediate Family Member" means the spouse, parent, or child of a person, or a parent or child of the spouse of that person.

  (p)
  "Licensing Review Commission" means the entity established to implement the appeal procedures set forth in Appendices C-E.

  (q)
  "Material Breach" means a material, uncured breach of this Compact.

  (r)
  "MOU" means the Memorandum of Understanding between the State Governor and the President of the Seneca Nation of Indians executed on June 20, 2001, incorporated by reference herein.

  (s)
  "Nation" means the Seneca Nation of Indians, its authorized officials, agents or representatives acting in their official capacities.

  (t)
  "Nation Gaming Operation" means the enterprise, business or entity operated or authorized by the Nation to operate or conduct any form of Class III Gaming on Nation lands pursuant to this Compact; provided, however, that this Compact shall apply to operations of such enterprise, business or activity only to the extent that such operations are directly related to Class III Gaming undertaken by the Nation pursuant to this Compact.

  (u)
  "Nation Law Enforcement Agency" means the agency of the Nation established and maintained by the Nation pursuant to the Nation's sovereign powers to carry out law enforcement within the lands of the Nation.

  (v)
  "Non-Class III Gaming Registration" means a registration issued by the SGA to an enterprise or other person pursuant to the procedures set forth in Appendix E.

  (w)
  "Paragraph" means a numbered paragraph of this Compact.

  (x)
  "Party" means either the Nation or the State.

  (y)
  "Parties" means the Nation and the State.

  (z)
  "Seneca Gaming Authority" or "SGA" means the entity established by the Nation responsible for regulating Class III Gaming undertaken by the Nation pursuant to this Compact.

  (aa)
  "State" means the State of New York, acting through the Governor as chief executive officer and such other officials, agents or representatives that he or she has duly authorized, acting in their official capacities.

  (bb)
  "State Gaming Officials" or "SGO" means the officials designated by the State to fulfill the State's responsibility to ensure Nation Gaming Operation and SGA compliance with the terms of this Compact.

  (cc)
  "State Contribution" has the meaning set forth in Paragraph 12(b)(i).

2.
NO NON-GAMING RELATED ISSUES.

Nothing in this Compact affects any matter not specifically addressed herein.

3.
AUTHORIZED CLASS III GAMING.

The Nation shall conduct only those Class III Gaming games specifically listed in Appendix A, in accordance with the specifications set forth in Appendices A and B.

4.
TERM OF COMPACT.

(a)
Effective Date.    This Compact shall be effective after publication of notice of approval by the Secretary of the Interior of the United States in the Federal Register in accordance with 25 U.S.C. §2710(d)(3)(B), provided that the Compact has been executed by the Governor of the State and by the Nation pursuant to a referendum vote authorizing such execution ("Effective Date").

(b)
Termination Date.    This Compact shall terminate on the fourteenth (14th) anniversary of the Effective Date, unless renewed pursuant to Paragraph 4(c) or terminated pursuant to Paragraph 4(d).

(c)
Renewals.

(1)
Unless either Party objects in writing delivered to the other Party no later than one hundred twenty (120) days prior to the expiration of the fourteen (14)-year term established pursuant to Paragraph 4(b), the term of this Compact shall be renewed automatically for an additional period of seven (7) years.

(2)
In the event either Party does timely object to the automatic renewal of the term of this Compact, the Parties shall meet promptly following the receipt of such written objection and use their best efforts to address the objecting Party's concerns through frequent and regular good faith negotiations. In the event the objecting Party's concerns cannot be resolved within a period of one hundred twenty (120) days following the commencement of such negotiations, the Party may submit only the issue of the other Party's good faith in the renewal negotiations to the Party Dispute Resolution provisions set forth in Paragraph 14; provided, however, that during the pendency of dispute resolution, the terms of this Compact shall remain in effect.

(d)
Early Termination.

(1)
Either Party may terminate this Compact at any time if any of the following occurs:

a.
The IGRA is repealed;

b.
The Nation adopts a referendum revoking the Nation's authority to conduct Class III Gaming; or,

c.
The other Party commits a Material Breach.

(2)
To effectuate an elective termination pursuant to this subparagraph, the terminating Party shall serve notice of such termination upon the other Party in accordance with Paragraph 17(c), which notice shall be effective no earlier than six (6) months following the date on which the other Party receives such notice.

5.
NATION REGULATORY AUTHORITY.

(a)
General Responsibility.    The SGA shall have responsibility for the on-site regulation of Class III Gaming undertaken by the Nation pursuant to this Compact. The SGA's authority and responsibility shall be as set forth in this Compact and its Appendices.

  (b)
  Specific Elements of SGA's Regulatory Responsibilities.    The Nation shall ensure that the SGA regulates the Class III Gaming undertaken by the Nation pursuant to this Compact in a manner that ensures compliance with the provisions set forth in Appendix J.

  (c)
  Inspectors.    SGA shall employ inspectors who shall be present in all Gaming Facilities during all hours of operation and who shall be under the authority of the SGA and not the Nation Gaming Operation.

  (d)
  Access.    Such inspectors shall be afforded access to all areas of the Gaming Facilities during all hours of operation without notice.

  (e)
  Investigations.    SGA inspectors shall have authority to investigate any matter relating to the regulation of the Nation's Class III Gaming operations pursuant to this Compact.

  (f)
  Provision of Reports; Process and Resolution of Disputes.    The SGA shall cooperate with the SGO and shall make immediately available to the SGO all patron complaints, incident reports, gaming violations, surveillance logs, and security reports. If a report indicates that a complaint, violation or incident has not been resolved, the report shall state what remedial steps have been or will be taken to resolve the matter. A follow-up report shall indicate the final disposition of the matter. If the SGO believes that the action or inaction taken by the SGA violates the provisions of this Compact or its Appendices, the Parties shall meet to settle the matter. If the Parties cannot agree, the Nation or the State may initiate the Party Dispute Resolution procedure set forth in Paragraph 14.

  (g)
  Fines.    The SGA shall be empowered by Nation regulation to impose fines and other appropriate sanctions on the Nation Gaming Operation and its employees, licensees and vendors within the jurisdiction of the Nation for violations of this Compact and its Appendices. The SGA shall immediately notify the State, in writing of any fine or sanction imposed pursuant to this subparagraph.

  (h)
  Restriction on SGA.    All SGA employees and officials, and Immediate Family Members of such employees and officials, shall have no financial interest in Class III Gaming undertaken by the Nation pursuant to this Compact, other than an interest that accrues solely by virtue of Nation citizenship. No SGA employee or official shall be employed by a person or entity required to be licensed pursuant to this Compact. This provision shall be in addition to, not in derogation of, any applicable Nation law regarding conflicts of interest.

  (i)
  Identification Badges.    The SGA shall issue color-coded identification badges to all SGO and other State personnel working at a Gaming Facility, which badges shall be worn by the SGO and other State personnel at all times when on the premises of the Gaming Facility. Such badges shall remain the property of SGA and must be returned at the conclusion of the official's work at the Gaming Facility.

6.
STATE RESPONSIBILITY.

(a)
Generally.    The SGO shall have responsibility to ensure Nation compliance with the terms of this Compact.

(b)
Officials.    Those officials designated by the State to fulfill the role set forth in Paragraph 6(a) above shall collectively be known as the "SGO".

(c)
Access.    For purposes of fulfilling its responsibilities as set forth in Paragraph 6(a), SGO shall be afforded immediate, unfettered access to all areas of the Gaming Facilities during all hours of operation without notice. SGO shall be afforded full access to areas of the Gaming Facilities in which money is counted or kept only when accompanied by SGA personnel, or when SGA otherwise provides permission. The State shall not cause to be present at the

    Gaming Facilities more employees than are reasonably necessary to carry out its responsibilities under Paragraph 6(a).

  (d)
  Notice of violations.    The State shall promptly notify the Nation and the SGA of any alleged violations of this Compact with sufficient detail to allow the SGA to investigate and if necessary rectify the alleged violation.

  (e)
  Conduct of State personnel.    SGO shall take all reasonable measures to avoid interfering with the conduct of Class III Gaming and related activities and operations of the Nation Gaming Operation.

  (f)
  Records Access.    In fulfilling the State role under this Compact, SGO may request, and the SGA shall promptly provide during hours of operation, access to business and accounting records of its Class III Gaming activities; provided, however, that all records to which SGA provides access to SGO pursuant to this Paragraph 6(f) shall be subject to the provisions of Paragraph 15 (Confidentiality).

  (g)
  Investigations.    The SGO shall have the authority to investigate any alleged violations of this Compact. The SGA and the Nation Gaming Operation shall cooperate with the SGO in such investigations.

  (h)
  Quarterly meetings.    Representatives of SGA, the Nation Gaming Operation and SGO shall meet on a quarterly basis, unless otherwise agreed, to review past practices and examine methods to improve the regulatory and enforcement programs established pursuant to this Compact.

  (i)
  Restriction on SGO.    SGO, and Immediate Family Members of such SGO, shall have no financial interest in Class III Gaming undertaken by the Nation pursuant to this Compact, other than an interest that accrues under State law solely by virtue of being a citizen of the State, or such interest that accrues under Nation law solely by virtue of Nation citizenship. SGO, and any Immediate Family Members of such SGO, shall not be employed by a person or entity required to be licensed pursuant to this Compact. This provision shall be in addition to, and not in derogation of, any applicable State law regarding conflicts of interest.

  (j)
  Cultural Exchange.    The State agrees and understands that the Nation possesses its own unique social customs, traditions, laws, and history. In order to make SGO and State personnel working at, or in conjunction with, a Gaming Facility more aware of the Nation's culture, traditions, laws and history and for purposes of fostering an environment that is consistent therewith, the Nation may conduct periodic cultural seminars in a manner of its choosing for all such personnel. It shall be the policy of the Nation and the State that such employees attend such seminars.

  (k)
  Office space, parking.    The SGA shall provide reasonable on-site office space at each Gaming Facility for use by SGO and for State personnel working at a Gaming Facility pursuant to this Compact. SGO and State personnel on official business may park at the nearest available parking space at the Nation's Gaming Facilities. The Nation Gaming Operation shall reserve at each Gaming Facility two parking spaces immediately adjacent to an entrance (other than the front entrance) to the Gaming Facility for use by State personnel in undertaking their duties under this Compact.

7.
LAW ENFORCEMENT MATTERS.

(a)
Jurisdiction.    Nothing in this Compact shall affect the law enforcement jurisdiction of the Nation or the State over the Nation's lands as provided by applicable law.

  (b)
  Nation Gaming Operation security personnel.    The Nation Gaming Operation shall provide security personnel to protect each Gaming Facility, its employees, patrons and their property.

8.
ACCOUNTING STANDARDS AND AUDITING REQUIREMENTS.

(a)
Books and records.    The Nation Gaming Operation shall make and keep books and records that accurately and fairly reflect each day's transactions, including but not limited to receipt of funds, expenses, prize claims, prize disbursements or prizes liable to be paid, and other financial transactions of or related to the Nation's Gaming Facilities, so as to permit preparation of monthly and annual financial statements in conformity with Generally Accepted Accounting Principles as applied to the gaming industry and to maintain daily accountability. The Nation Gaming Operation's books and records shall be susceptible of an annual audit in accordance with this Compact, in accordance with Generally Accepted Accounting Principles. A chart of accounts, consistent with Appendix F shall be adopted.

(b)
Additional reports and records related to financial transactions.    Upon SGA's request, the Nation Gaming Operation shall contemporaneously submit to SGO copies of all reports, letters, and other documents relating to its Class III Gaming activities filed with the National Indian Gaming Commission pursuant to 25 C.F.R. § 571.13. SGO shall maintain as strictly confidential all such reports, letters and documents in accordance with Paragraph 16.

(c)
Class III Gaming accounting and auditing procedures.

(1)
The Nation Gaming Operation shall, at its own expense, cause the annual financial statements of the Gaming Facilities to be audited in accordance with Generally Accepted Auditing Standards as applied to audits for the gaming industry by a certified public accountant. Such audit may be conducted in conjunction with any other independent audit of the Nation, provided that the requirements of this Paragraph are met, and provided further that, the information in the audit not related to Class III Gaming shall not be requested by the SGO or provided by the SGA.

(2)
A copy of the current audited financial statement as it relates to the Nation's Class III Gaming activities, together with the report thereon of the Nation's independent auditor, shall be submitted on an annual basis to SGA not later than one hundred twenty (120) days following the end of the accounting period under review. Upon request by SGO, SGA shall promptly provide a copy of such current report to SGO.

(3)
Subject to the limitations set forth in Paragraph 8(c)(1) above, the Nation Gaming Operation shall require its independent auditor to render:

a.
A report on the material weaknesses, if any, in accounting and internal controls.

b.
A report expressing the opinion of the independent auditor based on his or her examination of the financial statements, on the extent to which the Nation's Class III Gaming activities have followed in all material respects during the period covered by the examination, the system of accounting and internal controls adopted by the Nation. The independent auditor shall also make recommendations in writing regarding improvements in the system of accounting and internal controls as required by the National Indian Gaming Commission.

(4)
The Nation's independent auditor shall retain a copy of each audit report, together with copies of all engagement letters, management letters, supporting and subsidiary documents, and other work papers in connection therewith, for a period of not less than three (3) years.

    (5)
    The Nation Gaming Operation shall submit a copy of the reports required by Paragraph 8(c)(3) to SGA not later than one hundred twenty (120) days following the end of the accounting period under review or within thirty (30) days of receipt, whichever is earlier. Upon request by SGO, SGA shall promptly provide a copy of such current report to SGO.

    (6)
    Nothing herein shall be construed to affect the right of the SGO to request audits from SGA for the purpose of confirming compliance by the Nation Gaming Operation with the provisions of this Compact. All documents, materials, books and records reviewed and/or copied for purpose of such audits shall be confidential in accordance with Paragraph 15 of this Compact. SGO shall bear the cost of such "additional audits" and such costs shall not be deemed "reimbursable expenses" for purposes of Paragraph 13.

9.
PERSONAL INJURY REMEDIES FOR PATRONS; INSURANCE REQUIREMENTS.

(a)
Insurance requirements.    During the term of this Compact, the Nation shall require the Nation Gaming Operation to obtain and maintain public liability insurance insuring the Nation Gaming Operation, its agents and employees against claims, demands or liability for bodily injury and property damages by or to a visitor at the Gaming Facilities arising out of or relating to the operation of the Gaming Facilities. Such liability insurance shall provide coverage of no less than five million dollars ($5,000,000.00) per person and five million dollars ($5,000,000.00) per occurrence, and shall cover both negligent and intentional torts.

(b)
Claims procedures.    The Nation agrees that it will establish procedures applicable to the Gaming Facilities to govern the resolution of claims against the Nation Gaming Operation, its employees and agents that are covered by the insurance required pursuant to Paragraph 9(a). The procedures that the Nation will establish are set forth in Appendix H. It is understood that the Nation's agreement to this provision is not intended to and does not constitute a waiver of its sovereign immunity from suit with respect to any such claim.

10.
INTEGRITY OF GAMING DEVICES.

(a)
Designation of independent gaming test laboratory.    The Nation Gaming Operation shall propose to the State, with supporting documentation, an independent gaming test laboratory that is competent and qualified to conduct scientific tests and evaluations of Gaming Devices and to otherwise perform the functions set out in the Paragraph 10. The selection of the independent gaming test laboratory is subject to this consent of the State, but the State shall not unreasonably withhold its consent if the independent gaming test laboratory holds a license in good standing in New Jersey, Nevada or Mississippi. If, at any time, any of the independent gaming test laboratory's licenses are suspended, terminated or subject to disciplinary action, the independent test laboratory shall discontinue its responsibility under this Paragraph 10 and the Nation Gaming Operation shall propose a new independent gaming test laboratory as provided herein.

(b)
Testing and approval of Gaming Devices.    The Nation Gaming Operation may not acquire or expose for play any Gaming Device unless:

(1)
The manufacturer or distributor that sells, leases or distributes such Gaming Devices has obtained a Class III Gaming Service Enterprise License from the SGA; and

(2)
The Gaming Devices, or a prototype thereof, have been tested, approved and certified by the independent gaming test laboratory as meeting the requirements specified by this Compact, in accordance with the following process.

(3)
The Nation Gaming Operation shall provide, or require that the manufacturer provide, to the independent gaming test laboratory two (2) copies of each Gaming Device's illustrations, schematics, block diagrams, technical and operation manuals, program object and source codes, hexadecimal dumps (the complied computer program represented in base 16 format), if any, and any other information requested by the independent gaming test laboratory. Upon consent of the manufacturer, the SGA shall also make all such materials available to the SGO, upon request, subject to Paragraph 15.

    (4)
    If requested by the independent gaming test laboratory, the Nation Gaming Operation shall require the manufacturer to transport not more than two (2) working models of a Gaming Device to a location designated by the laboratory for testing, examination or analysis. The independent gaming test laboratory shall provide to the Nation Gaming Operation and to the SGO a report that contains findings, conclusions and a certification that the Gaming Devices conform or fail to conform to the requirements specified by this Compact. If the independent gaming test laboratory determines that such Gaming Device fails to conform to such requirements, and if modifications can be made that would bring the Gaming Device into compliance, the report may contain recommendations for such modifications.

    (5)
    The manufacturer or distributor shall assemble and install all Gaming Devices in a manner approved by the independent gaming test laboratory.

  (c)
  Modifications of Gaming Devices.

  (1)
  No modification to the assembly or operations of any Gaming Device may be made after testing and certification unless the independent gaming test laboratory certifies to the SGA that the Gaming Device as modified conforms to the requirements specified by this Compact. All such proposed modifications shall be described in a written request made to SGA and the independent gaming test laboratory and promptly disclosed to the SGO. The request shall contain information describing the modification and the reason(s) therefor, and shall provide all documentation required by the independent gaming test laboratory. In emergency situations in which modifications are necessary to preserve the integrity of a Gaming Device, the independent gaming test laboratory is authorized to grant temporary certification of the modifications of up to thirty (30) days pending compliance with this Paragraph 10.

  (2)
  With respect to any modifications proposed to a Gaming Device, the Nation Gaming Operation shall advise the SGO in writing of any such modification no less than ten (10) days prior to implementing the modification, and the SGO shall have the right to request that the SGA seek prompt testing and certification of the modification. However, the Nation Gaming Operation shall not be precluded from implementing such modification prior to any such request. The modification shall be withdrawn if the independent gaming test laboratory concludes that the modified Gaming Device fails to conform to the requirements specified by this Compact.

  (d)
  Conformity to technical standards.    Before exposing a Gaming Device for play, the Nation Gaming Operation must first obtain and submit to the SGA a written certification from the manufacturer or distributor that upon installation each such Gaming Device placed at the Nation's Gaming Facilities: conforms precisely to the exact specification of the Gaming Device tested and approved by the independent gaming test laboratory; and operates and plays in accordance with the requirements specified in this Compact. SGA shall promptly provide a copy of such certification to SGO.

  (e)
  Ex parte communication.    Neither Party shall communicate with the independent gaming test laboratory, whether in writing, or by telephone or otherwise, concerning the approval of the Gaming Devices without providing the other Party with a reasonable opportunity to participate in or respond to such communication, provided that disclosures of information under Paragraph 10(b)(3) above may not be made to SGO without the prior consent of the manufacturer. The Nation Gaming Operation, SGA and the SGO, except as provided by Paragraph 10(b)(3) above, shall ensure that copies of all written communications sent to or received from the independent gaming test laboratory are provided immediately to the other Party.

  (f)
  Payment of independent gaming test laboratory fees.    The Nation Gaming Operation shall be responsible for the payment of all original independent gaming test laboratory fees and costs, and fees for modifications made at SGA's request, in connection with the duties described in this Paragraph. SGO shall bear the cost of any duplicate or "random" testing initiated at the request of SGO. SGA shall provide to the SGO copies of all independent gaming test laboratory invoices and payments by the Nation Gaming Operation, which shall have the right to audit such fees.

  (g)
  Independent gaming test laboratory duty of loyalty.    The Nation Gaming Operation shall inform the independent gaming test laboratory in writing that, irrespective of the source of its fees, the independent gaming test laboratory's duty of loyalty and reporting requirements run equally to the Nation Gaming Operation, SGA and to the SGO.

11.
SITES FOR GAMING FACILITIES.

(a)
Subject to the provisions of this Paragraph 11, the Nation may establish Gaming Facilities:

(1)
in Niagara County, at the location in the City of Niagara Falls indicated on the map of downtown Niagara Falls attached as Appendix I, or at such other site as may be determined by the Nation in the event the foregoing site is unavailable to the Nation for any reason; and

(2)
in Erie County, at a location in the City of Buffalo to be determined by the Nation, or at such other site as may be determined by the Nation in the event a site in the City of Buffalo is rejected by the Nation for any reason; and

(3)
on current Nation reservation territory, at such time and at such location as may be determined by the Nation.

(b)
With respect to the sites referenced in subparagraphs 11(a)(1) and 11(a)(2):

(1)
The sites shall be utilized for gaming and commercial activities traditionally associated with the operation or conduct of a casino facility;

(2)
The State agrees to assist the Nation in acquiring the site set forth in Appendix I within the limits of the Seneca Settlement Act funds that the Nation has committed to the acquisition of such site;

a.
No later than thirty (30) days after the execution of this Compact by both Parties, the State, through the Empire State Development Corporation ("ESDC") or otherwise, shall transfer fee title to the Niagara Falls Convention Center and such other property as the State may own within the boundaries of the parcel identified in Appendix I in fee simple to the Nation in consideration of a payment from the Nation of one dollar ($1.00) in funds appropriated by the Seneca Settlement Act;

b.
The Nation shall lease back to the State the Niagara Falls Convention Center building for a period of twenty-one (21) years for an annual lease payment of one dollar ($1.00);

      c.
      The State, in turn, shall lease to the Nation the Niagara Falls Convention Center building for a period of twenty one (21) years for an annual lease payment of one dollar ($1.00) until such time as the Nation constructs and begins operation of a permanent Gaming Facility in the Niagara Falls, at which time the Nation shall pay to the State the balance, as of July 1, 2002, of the general obligation bonds pledged in connection with the Niagara Falls Convention Center; and,

      d.
      The State shall assist the Nation in whatever manner appropriate, including the exercise of the power of eminent domain, to obtain the remaining lands described in Appendix I on the best economic terms possible. In the event the State does obtain all or part of the lands described in Appendix I through exercise of the power of eminent domain, it shall promptly convey such lands to the Nation at a price equal to the cost of acquisition.

    (3)
    The State shall support the Nation in its use of the procedure set forth in the Seneca Settlement Act, 25 U.S.C. §1774f(c), to acquire restricted fee status for the site described in Appendix I and any other site chosen by the Nation pursuant to Paragraphs 11(a)(1) and 11(a)(2), to which the State has agreed, such agreement not to be unreasonably withheld. For purposes of such support from the State, the State shall assist the Nation directly with the Department of the Interior, either in writing or in person, as the Parties deem appropriate and necessary to obtain expeditious action on the Nation's notifications under section 1774f(c) of the Seneca Settlement Act and on any other application made by the Nation to obtain requisite approvals.

    (4)
    The Nation agrees that it will use all but five million dollars ($5,000,000.00) of the funds remaining from amounts appropriated by the Seneca Settlement Act to acquire the parcels in the City of Niagara Falls and the City of Buffalo.

  (c)
  The Nation agrees that it will dedicate Seneca Settlement Act funds remaining after the acquisition of the sites referenced in Paragraph 11(a)(1) and 11(a)(2) to the acquisition of parcels to meet the housing needs of the Nation's members. Unless otherwise agreed by the Parties, such housing parcels shall be physically and immediately contiguous and adjacent to either: (i) an existing reservation of the Nation, or (ii) the sites referenced in Paragraph 11(a)(1) and 11(a)(2) if actually acquired. The State shall support the Nation in development of such housing projects and shall support any notification made by the Nation under section 1774f of the Seneca Settlement Act for a housing development for Nation members.

  (d)
  The Parties agree that host municipalities should be compensated to be able to adjust to the economic development expected to result from the Gaming Facilities authorized under this Compact. Consistent with this goal, the State shall reach financial agreements with the host municipal governments, and any payments made pursuant to such agreements shall be made by the State.

12.
EXCLUSIVITY AND STATE CONTRIBUTION.

(a)
Exclusivity.

(1)
Subject to subparagraphs 12(a)(2) and 12(a)(3), the Nation shall have total exclusivity with respect to the installation and operation of, and no person or entity other than the Nation shall be permitted to install or operate, Gaming Devices, including slot machines, within the geographic area defined by: (i) to the east, State Route 14 from Sodus Point to the Pennsylvania border with New York; (ii) to the north, the border between New York and Canada; (iii) to the south, the Pennsylvania border with New York; and (iv) to the west, the border between New York and Canada and the border between Pennsylvania and New York.

    (2)
    In the event the Tuscarora Indian Nation or the Tonawanda Band of Seneca Indians initiate negotiations with the State to establish a Class III Gaming compact, the State may agree to include Gaming Devices in any such compact that permits gaming facilities within the geographical area of exclusivity set forth in Paragraph 12(a)(1) without causing a breach of this Paragraph 12; (i) provided, however, that in no event shall the State permit another Indian nation to establish a Class III Gaming facility within a twenty five (25) mile radius of any Gaming Facility site authorized under this Compact unless such facility is to be established on federally recognized Indian lands existing as of the Effective Date of this Compact.

    (3)
    The exclusivity granted under Paragraph 12(a)(1) shall cease to apply with respect to any one of the sites authorized under this Compact: (i) if the Nation fails to commence construction on such site with thirty six (36) months of the Effective Date; or (ii) if the Nation fails to commence Class III Gaming operations on such site within sixty (60) months of the Effective Date.

    (4)
    With the exception of a violation of the proviso set forth in Paragraph 12(a)(2)(i), the Nation's obligation to pay and the State's right to receive the State Contribution from the operation and conduct of a particular category of Gaming Device as defined in Paragraph 1(m) shall cease immediately in the event of a breach by the State of the exclusivity provisions set forth in this Paragraph 12(a) only as to that particular category of Gaming Device for which exclusivity no longer exists.

    (5)
    With respect to a violation of the proviso set forth in Paragraph 12(a)(2)(i), the Nation's obligation to pay and the State's right to receive the State Contribution shall cease immediately as to all categories of Gaming Devices.

  (b)
  State Contribution.

  (1)
  In consideration of the exclusivity granted by the State pursuant to Paragraph 12(a), the Nation agrees to contribute to the State a portion of the proceeds from the operation and conduct of each category of Gaming Device for which exclusivity exists, based on the net drop of such machines (money dropped into machines, after payout but before expense) and totaled on a cumulative quarterly basis to be adjusted annually at the end of the relevant fiscal year, in accordance with the sliding scale set forth below ("State Contribution"):

  Years 1-4

        18%, with "Year 1" commencing on the date on which the first Gaming Facility established pursuant to this Compact begins operation, and with Payments during this initial period are to be made on an annual basis.

    Years 5-7

        22%, with payments during this period to be made on a semi-annual basis.

    Years 8-14

        25%, with payments during this period to be made on a quarterly basis.

    (2)
    In the event the States reaches a compact with another Indian tribe regarding Gaming Devices of a like kind that has State contribution provisions that are more favorable to the Indian tribe than those set forth herein, the terms of such other compact shall be automatically applicable to this Compact at the Nation's option.

    (3)
    Any dispute regarding a payment by the Nation of the State Contribution must be raised within one (1) year of the receipt by the State of the audited financial statements required pursuant to Paragraph 8(c)(2).

13.
REIMBURSEMENT FOR STATE COSTS OF OVERSIGHT.

Pursuant to Section 2710(d)(3)(c)(iii) of the IGRA, the Nation shall reimburse the State for certain costs associated with the oversight of this Compact, as set forth in Appendix G.

14.
PARTY DISPUTE RESOLUTION.

(a)
Purpose.    The Nation and the State intend to resolve disputes in a manner that will foster a spirit of cooperation and efficiency in the administration of and compliance by each Party with the provisions of this Compact.

(b)
Negotiation.    In the event of any dispute, claim, question, or disagreement arising from or relating to this Compact or the breach hereof, the Parties shall use their best efforts to settle the dispute, claim, question or disagreement. To this effect, either Party may provide written notice of a claim to the other. Upon receipt of such written notice, the Parties shall then meet within fourteen (14) days, shall negotiate in good faith and shall attempt to reach a just and equitable solution satisfactory to both Parties.

(c)
Method of dispute resolution.    If the Parties do not reach such solution within a period of thirty (30) days after such meeting, or if the Parties fail to meet and thirty (30) days pass after the written notice of a claim is received, then, upon notice by either Party to the other, either Party may submit the dispute, claim, question, or disagreement to binding arbitration.

(d)
Arbitration notice.    The notice for arbitration shall specify with particularity the nature of the dispute, the particular provision of the Compact at issue and the proposed relief sought by the Party demanding arbitration; provided, however, that neither Party may seek monetary damages for any alleged dispute, claim, question or disagreement.

(e)
Selection of arbitrators.    Each Party shall select one arbitrator and the two arbitrators shall select the third.

(f)
Procedures for arbitration.    Arbitration under this Paragraph shall be conducted in accordance with the rules of the American Arbitration Association or such other rules as the Parties may mutually agree.

(g)
Arbitration costs.    The cost of the arbitration shall be shared equally by the Parties, but the Parties shall bear their own costs and attorneys' fees associated with their participation in the arbitration.

(h)
Remedies.    The arbitrators shall exempt the Nation from the payment of the State Contribution for any breach of the State's commitments to exclusivity as set forth in Paragraph 12(a). For Material Breaches, the arbitrators may impose as a remedy only specific performance or termination of the Compact. For all other breaches other than Material Breaches, the arbitrators may impose as a remedy only specific performance. In no event shall monetary damages, other than specific performance, be available as a remedy to either Party for any alleged breaches of this Compact, including Material Breaches. An arbitration award against the Nation for specific performance that entails the payment of money to the State shall be satisfied solely and exclusively from the revenues of the Nation's Class III Gaming Facilities operated pursuant to this compact. Either Party may apply to the arbitrators seeking injunctive relief for an alleged violation of this Compact, and with respect to the relevant site, until the arbitration award is rendered or the controversy is otherwise resolved.

  (i)
  Arbitration decision.    The decision of the arbitrators shall be final, binding and non-appealable. Failure to comply with the arbitration award within the time specified therein for compliance, or should a time not be specified, then forty-five (45) days from the date on which the arbitration award is rendered, shall be deemed a breach of the Compact. The prevailing party in an arbitration proceeding may bring an action solely and exclusively in the U.S. District Court for the Western District of New York to enforce the arbitration award and the Parties agree to waive their sovereign immunity solely and exclusively for the strictly limited purpose of such an enforcement action in such court and for no other purpose.

15.
CONFIDENTIALITY.

(a)
Purpose.    The confidentiality provisions of this Paragraph 15 are necessary to ensure ongoing and candid disclosure of information by the Parties to each other as required by this Compact.

(b)
Nation disclosure.    The Nation agrees that the Nation Gaming Operation will provide promptly records and information relating to its Class III Gaming operations to the SGO solely for oversight of the State Contribution on the condition that the State agrees that the access to and use of such documents and information is strictly limited to this purpose. The State shall maintain all such documents and information strictly confidential. The State shall promptly provide to the SGA any records or information relevant to SGA's responsibilities under this Compact.

(c)
Nation records.    All records of the Nation Gaming Operation that are provided to the State under this Compact, and all information contained in such records, are confidential and proprietary information of the Nation. All such records, and copies of such records, shall remain the property of the Nation, irrespective of their location. All Nation records used by the State shall be returned to the Nation after the State's use of said records has ended.

(d)
State records.    All records of the State that are provided to the Nation under this Compact, and all information contained in such records, are confidential and proprietary information of the State. All such records, and copies of such records, shall remain the property of the State, irrespective of their location. All State records used by the Nation shall be returned to the State after the Nation's use of said records has ended.

(e)
Non-disclosure.    The Nation and the State agree that all records of the Nation received by the State are exempt from disclosure under the New York Freedom of Information Law (Public Officers Law, sec. 84 et seq.). This Compact, as provided for under IGRA, establishes the federal legal standards for matters pertaining to Class III Gaming by the Nation and therefore preempts any State records law, including the New York Freedom of Information Law, with respect to records and information provided in accordance with this Compact. The State shall legally defend against disclosure under any applicable law of information provided by the Nation pursuant to this Compact.

(f)
Limited exceptions to policy of non-disclosure.    The State may not disclose any records or documents provided by the Nation's Gaming Operation or SGA under this Compact; provided, however, that disclosure to a Nation, federal or state criminal agency pursuant to a duly authorized warrant of the U.S. District Court in the context of an ongoing criminal investigation may be made without the prior written consent of the Nation.

(g)
Notice to Nation.    Notwithstanding Paragraph 15(e) above, the State shall provide prompt notice to the Nation's Gaming Operation of any other request or proposed form of order relating to the disclosure of records provided by the Nation under this Compact. Except where ordered by a duly authorized U.S. District Court warrant, the State shall not disclose any such records, to a court or otherwise, without first providing the Nation with an opportunity to challenge the request for the records and to seek judicial relief to prevent disclosure.

16.
AMENDMENT AND MODIFICATION.

(a)
Amendment and modification.    The provisions of this Paragraph 16 shall govern the amendment and modification of this Compact. The Compact and its Appendices may be amended or modified by written agreement of the Nation and the State.

(b)
Compact revisions.    A request to amend or modify the Compact by either Party shall be in writing, specifying the manner in which the Party requests the Compact to be amended or modified, the reason(s) therefor, and the proposed language. Representatives of the Parties shall meet within thirty (30) days of the request and shall expeditiously and in good faith negotiate whether and on what terms and conditions the Compact will be amended or modified. A request by the Nation to amend or modify any provision of the Compact shall be deemed a request to enter into negotiations for the purpose of entering into a Nation-State Compact subject to the provisions of 25 U.S.C. §2710(d); provided, however, that neither such request nor such negotiations shall be deemed to amend or modify the terms or effectiveness of this Compact unless, and then only to the extent that, modifications or amendments are agreed in writing by the Parties; provided, further, that any impasse in such negotiations shall not operate to terminate or invalidate this Compact.

(c)
Appendices provisions.

(1)
Automatic amendments.    If the State (i) makes lawful a Class III Gaming game not authorized to be conducted for any purpose by any person, organization or entity on the Effective Date of this Compact and the SGO adopts specifications for such game, or (ii) enters into a compact with any Indian tribe or nation governing the conduct of Class III Gaming game not authorized to be conducted by the Nation Gaming Operations under this Compact, and setting forth specifications for such game, then the State shall give the Nation Gaming Operation written notice of such action within thirty (30) days, identifying the game and its specifications. If the Nation Gaming Operation accepts such game and its specifications, it shall notify the State in writing and a corresponding amendment shall be made to the appropriate appendices hereunder to authorize the Nation Gaming Operation to conduct such games. If the Nation Gaming Operation submits its own specifications for such game, the State shall within thirty (30) days notify the Nation Gaming Operation that it has accepted or rejected the Nation Gaming Operation's proposed specifications. Failure to act within thirty (30) days shall be deemed a rejection of the proposed amendment. If the State accepts the Nation Gaming Operation's proposed specifications, amendments and modifications shall be made to the appropriate Appendices. If the State rejects the Nation Gaming Operation's proposed specifications, the Nation may commence arbitration as specified in this Compact solely on the issue of the State's good faith in its consideration of the Nation Gaming Operation's proposed specifications.

(2)
Other amendments.    The Nation Gaming Operation may make a request to amend or modify specifications for a currently approved game by submitting proposed amended or modified specifications in writing to the State. The State shall within thirty (30) days notify the Nation Gaming Operation that it has accepted or rejected the Nation Gaming Operation's proposed specifications. Failure to act within thirty (30) days shall be deemed a rejection of the proposed amendment. If the State accepts the Nation Gaming Operation's proposed specifications, the appropriate amendments and modifications shall be made to Appendices. If the State rejects the Nation Gaming Operation's proposed specifications, the Nation may commence arbitration as specified in this Compact on the issue of the State's good faith in its consideration of the Nation Gaming Operation's proposed specifications.

    (3)
    Except as provided in Paragraphs 16(c)(1) and 16(c)(2) above, if a Party seeks to amend or modify a provision of any of the Appendices to this Compact, it shall notify the other Party in writing. The Party receiving such notice shall within thirty (30) days notify the Party requesting the amendment or modification that it accepts or rejects the proposed amendment or modification. If the proposed amendment or modification is accepted, it shall be effective upon the written acceptance of the other Party. If the proposed amendment or modification is rejected, the Party proposing it may commence arbitration as specified in this Compact on the issue of the State's good faith in considering the Nation's proposed amendment or modification.

17.
MISCELLANEOUS.

(a)
Calculation of time.    In computing any period of time prescribed by this Compact or any laws, rules or regulations of the Nation, the day of the event from which the designated period of time begins to run shall not be included. A calendar day includes the time from midnight to eleven fifty-nine and fifty-nine seconds past meridian. Periods of less than ten (10) days shall be construed as business days. Periods of eleven (11) days or more shall be construed as calendar days.

(b)
Severability.

(1)
Except for Paragraph 3, if any Paragraph or provision of this Compact is held invalid by a federal court, or its application to a particular activity is held invalid, it is the intent of the Parties that the remaining Paragraphs and provisions, and the remaining applications of such Paragraphs and provisions, shall remain in full force and effect.

(2)
Application of the provisions of Paragraph 12(a)(4), terminating the State Contribution in the event of the State's breach of its exclusivity obligation under Paragraph 12(a), shall not affect the validity of any other provision of this Compact.

(c)
Official notices and communications.

All notices and communications required or authorized to be served in accordance with this Compact shall be served by Certified Mail at each of the following addresses:

Seneca Nation of Indians

Nation President
Seneca Nation of Indians
P.O. Box 231
Salamanca, New York 14779

Nation President
Seneca Nation of Indians
Route 438
Irving, New York 14081

Seneca Gaming Agency

State of New York

Governor
State of New York

    The Capitol
    Albany, New York 12224

  State Gaming Officials

  New York State Wagering Board
  1 Watervliet Avenue Extension, Suite 2
  Albany, New York 12206

  or to such other address or addresses as either the Nation or the State may from time to time designate in writing.

  (d)
  Further assurances. The Parties shall execute and deliver all further instruments and documents and take any further action that may be reasonably necessary to implement the intent and the terms and conditions of this Compact. Without limitation of the foregoing, consistent with the MOU, the Parties will jointly seek, in a timely manner, any further ratification of this Compact that may be required.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date indicated below.

DATE:	August 18, 2002	/s/ CYRUS M. SCHINDLER PRESIDENT SENECA NATION OF INDIANS

/s/ GEORGE E. PATAKI GOVERNOR STATE OF NEW YORK

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